Exhibit 10.4

                        MEMBERSHIP CONTRIBUTION AGREEMENT


                                      among



                 ROBERTS BROADCASTING OF SALT LAKE CITY, L.L.C.,


                    MICHAEL V. ROBERTS and STEVEN C. ROBERTS


                                       and


                        ACME TELEVISION HOLDINGS, L.L.C.


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                       MEMBERSHIP CONTRIBUTION AGREEMENT

            THIS MEMBERSHIP CONTRIBUTION AGREEMENT (this "Agreement") is executed as of August 22, 1997 by and among ROBERTS BROADCASTING OF SALT LAKE CITY, L.L.C., a Delaware limited liability company ("RBSLC"), MICHAEL V. ROBERTS and STEVEN C. ROBERTS (collectively, "Members"), and ACME TELEVISION HOLDINGS, L.L.C., a Delaware limited liability company ("ACME").


                                    RECITALS:


               1. Each of the Members holds fifty (50) percent of the ownership interest in RBSLC, which holds a construction permit (the "CP") from the Federal Communications Commission ("FCC") to build a new television station under the call sign of KZAR-TV in Provo, Utah (the "Station").


               2. The Members desire to contribute, assign, and transfer, to the fullest extent permitted by law, forty-nine (49) percent of their collective ownership interest (the "Membership Interest") in RBSLC to ACME, in consideration for the issuance by ACME to the Members, to the fullest extent permitted by law, of Six Million Dollars ($6,000,000) in ownership interests in ACME, all in accordance with the terms and conditions of this Agreement.


               3. RBSLC and ACME Television Holdings of Utah, L.L.C., a Utah limited liability company ("ATHU") propose to execute, at the time of execution of this Agreement a Management Agreement (the "MA") which will enable ATHU to provide programming and other services to the Station in exchange for certain consideration specified therein.


               4. The Members propose to issue and sell, and ACME proposes to buy, for Three Million Dollars ($3,000,000) at the closing of the transaction hereunder, an option to acquire all the Members' ownership in RBSLC remaining after such exchange, pursuant to the Option Agreement attached as EXHIBIT A hereto (the "Option Agreement"), at which time ACME will simultaneously lend the Members Four Million Dollars ($4,000,000), which loan will be evidenced by a promissory note in the form of EXHIBIT B hereto (the "Note").


               5. RBSLC and ATHU also propose to undertake, beginning on the date of the closing of the transaction hereunder, the exchange of the CP or the Station (as the case may be) for the construction permit or any resulting licenses for television station KOOG-TV in Salt Lake City, Utah.




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                                   PROVISIONS:

            In consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as follows:


                      ARTICLE I. EXCHANGE OF CONSIDERATION.


            1.1. CONSIDERATION PROVIDED BY THE MEMBERS. Subject to the terms and conditions of this Agreement, the Members shall, to the fullest extent permitted by law, assign, convey, transfer and deliver to ACME at Closing, and ACME shall, to the fullest extent permitted by law, acquire from the Members at Closing, free and clear of all debts, liens, claims, options, warrants, financing leases, security interests, and encumbrances as well existing and future ownership interests of any kind whatsoever, except as permitted herein, the Membership Interest. To that end, each of the Members shall assign, convey, transfer and deliver to ACME at Closing twenty-four and one-half (24.5) percent of the ownership interest which each Seller currently holds in RBSLC.


            1.2.   CONSIDERATION PROVIDED BY ACME.


                   1.2.1. OWNERSHIP INTEREST IN ACME. At the Closing, as defined herein, ACME will issue and deliver to the Members membership interests in ACME consisting of Six Thousand (6,000) Seller Units (as defined in the ACME Limited Liability Company Operating Agreement of June 17, 1997 [the "ACME Operating Agreement"]) , with one-half (1/2) of such units being issued and delivered to each of the two (2) Members. The Seller Units of ACME to be provided to the Members under this Section are hereinafter collectively referred to as the "Ownership Interest".


                   1.2.2. PRO-RATA DILUTION. The Members' Ownership Interest will be subject to dilution for financing agreements, management incentives, and acquisition of capital after Closing from third parties, ratably with other Seller Units as a result of issuance of additional membership interests in ACME, as permitted by the ACME Operating Agreement.


            1.3. BOARD SEAT. At Closing, Michael Roberts, or a person designated by him and approved by ACME (which approval shall not unreasonably be withheld), will be appointed to the ACME Board of Advisors. Thereafter, until it is subject to a change of control or completes a public offering of its securities, ACME will cause Michael Roberts (or his designee approved as foresaid) to be elected to such Board at any subsequent election in respect thereto. If FCC regulations prohibit the service of Mr. Roberts or his designee on such Board, he or his designee (as the case may be) will resign from the Board. ACME will cooperate with Mr. Roberts' applications to obtain any necessary waivers from the FCC in respect to his service on the Board, and will allow Mr. Roberts to attend Board meetings in a non-voting capacity during any period when he is entitled herein to a Board seat but prohibited from service by FCC regulations.

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            1.4.   EXECUTION OF OTHER AGREEMENTS.


                   1.4.1. EXECUTION OF MA. Also at Closing, ATHU and RBSLC will execute the MA, and the parties thereto will make all payments provided by the MA to be made at the execution thereof.


                   1.4.2. ISSUANCE AND SALE OF OPTION. Also at Closing, the Members, ACME and RBSLC will execute the Option Agreement, and the parties thereto will make all payments provided by the Option Agreement to be made at the execution thereof.


                   1.4.3. LOAN. Also at Closing, ACME will lend the Members Four Million Dollars ($4,000,000) and the Members will issue and deliver to ACME the Note.


                   1.4.4. EXCHANGE OF KZAR-TV FOR KOOG-TV. Beginning on the date of Closing, or on any earlier date after the execution hereof if requested in writing by ATHU, the parties hereto shall each cooperate with the others and otherwise use any and all commercially reasonable efforts (which shall not, in the case of the Members or RBSLC, include the incurring of any liability by the Members, or disbursement of funds unless previously advanced or indemnified by
ACME) in good faith to arrange a transaction which will result in an exchange of the CP or the license issued to cover it and other assets for KZAR-TV, for the FCC licenses and other assets for KOOG-TV in Salt Lake City, Utah. To such end, the parties hereto will from time-to-time provide such information and execute such documents as may reasonably be requested to effect such a transaction.


            1.5. ESCROW FUND. Upon execution of this Agreement, ACME shall deposit One Hundred Thousand Dollars ($100,000), hereinafter referred to as the "Escrow Deposit," with the law firm of Dow, Lohnes & Albertson, PLLC ("Escrow Agent") pursuant to an Escrow Agreement in the form of EXHIBIT C annexed hereto. At the Closing, the parties shall issue joint instructions to the Escrow Agent to pay the Escrow Deposit to the Members, and the amount of the Escrow Deposit shall be deducted from the Purchase Price which ACME is otherwise is required to pay the Members at Closing. If this Agreement is terminated due to ACME's material breach, the Escrow Deposit shall be paid to the Members as liquidated damages and such payment shall be the Members' exclusive remedy for such a breach, unless such a breach is intentional. If this Agreement is terminated for any other reason, the Escrow Deposit shall be immediately returned to ACME. Interest on the Escrow Deposit shall at all times belong to ACME and shall be paid to ACME at the Closing or upon termination upon of this Agreement, as the case may be.

            1.6. HART-SCOTT-RODINO FILING. Upon execution of this Agreement ACME shall prepare and file any filings which may be necessary under the Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), and pay the necessary filing fee. The Members will provide and cause RBSLC to provide any information needed from them in respect to such filing, and otherwise cooperate in respect thereto.


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            1.7.   CLOSING.


                   1.7.1. DATE AND LOCATION. The closing of the transactions provided for in this Agreement (the "Closing") shall be held at the offices of Dickstein Shapiro Morin & Oshinsky LLP, 2101 L Street, N.W., Washington, D.C. 20037, or at such other place mutually agreed to by the parties, commencing at 10:00 a.m. on a date (the "Closing Date") selected by ACME which shall be within ninety (90) days after the date on which the FCC order (the "Order") approving the transaction contemplated hereby is placed on public notice; provided, that the parties shall not be obligated to proceed to Closing if (1) the Order includes conditions materially adverse to ACME or the Members or (2) the conditions precedent to Closing have not been satisfied or waived; and provided further, that ACME shall have the unilateral right to require that Closing occur only after the Order has become a "Final Order" (which, for purposes of this Agreement, means that the Order has not been stayed, is not subject to reconsideration or review by the FCC or a court of competent jurisdiction, and the time to institute such administrative or judicial review has expired). At Closing, ACME will pay to the Members One Thousand One Hundred Eleven Dollars ($1,111) per day, to the extent the Closing Date is more than fifty-four (54) days later than the date the Order is placed on public notice.


                   1.7.2. EXCHANGE OF DOCUMENTS. At the Closing, the Members and ACME will each execute and join in the operating agreements of ACME and RBSLC, respectively, and each party hereto shall execute and deliver to the other party or parties the other items specified herein as well as any additional document(s) and item(s) reasonably necessary for the consummation of the transactions contemplated herein. Such additional documents shall be reasonably satisfactory to the other party as to both form and substance.


            1.8. TIMING. Time is of the essence to implementation of this Agreement. It is the intention of the parties that the Closing of the transactions contemplated herein occur not later than June 1, 1998.


       ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS AND RBSLC.

            RBSLC and the Members represent and warrant to ACME that the following matters are true and correct as of the date of this Agreement:


            2.1. COMPANY STATUS. RBSLC is a limited liability company duly organized, validly existing, and in good standing in the State of Delaware. RBSLC has the power to hold the CP for the Station and to construct the Station in accordance with the terms of the CP.


            2.2. AUTHORIZATIONS. RBSLC is the holder of the CP and all extensions thereof, copies of which are included in SCHEDULE 1 to this Agreement. The CP is in full force and effect. The CP and the extensions constitute all of the authorizations required under the Communications Act of 1934, as amended (the "Act"), and the current rules,

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regulations,  and policies of the FCC for the  construction of the Station.  The
Members have timely filed with the FCC all material applications, reports and other disclosures required by the Act and by FCC rules and policies. As of the date of this Agreement, there is not pending or, to the best of the Members' knowledge, threatened, any petition, complaint, objection (whether formal or informal), order to show cause, investigation, or other action by or before the FCC or any court to revoke, cancel, rescind, modify, or refuse to extend the CP, or which would otherwise have a material adverse impact on the construction or operation of the Station, except for proceedings of general applicability to the broadcast industry. Except as set out in Schedule 1, and for proceedings of general applicability to the broadcasting industry, there is not now pending, or to the best of the Members' knowledge, threatened, any other petition, complaint, violation, notice of apparent liability, or notice of forfeiture or other proceeding by or before the FCC or any court against the Members with respect to any matter affecting the Station. RBSLC and the Members are in material compliance with the CP, and the rules, regulations and policies of the FCC. The CP requires that construction of the Station be completed by May 21, 1997. Currently pending before the FCC is a Form 307 application to extend the CP to November 21, 1997. The Members have no reason to believe that the latter application will not be granted by the FCC in due course.


            2.3. TITLE. On the Closing Date, the assets of RBSLC will be free and clear of all debts, claims, liabilities, security interests, mortgages, pledges, liens, conditional sales agreements, leases, encumbrances, or charges of any kind or nature.


            2.4. EMPLOYEES. RBSLC is not a party to any pending or, to the Members knowledge, threatened labor dispute affecting the Station. RBSLC (1) has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to employment or labor, including but not limited to provisions relative to wages, hours, collective bargaining, pension, profit-sharing and savings plans and trusts including, without limitation, 401-K plans ("Trusts") and payment of Social Security, unemployment and withholding taxes and (2) is not liable for any arrears of wages or Trusts or benefit payments ("Payments") or any taxes or penalties for failure to comply with any of the foregoing. RBSLC and the Members will hold ACME harmless from and against (1) any liability for any taxes or Payments or penalties which have not been paid or made for employment of persons by RBSLC which relate to the period prior to the Closing Date, (2) any claims of discrimination or wrongful termination or hiring, including, without limitation, violations of federal or state law relating to civil rights, regulations of the United States Equal Employment Opportunity Commission, or the Americans With Disabilities Act of 1990 which relate to the period prior to the Closing Date,
(3) all claims for severance which relate to the period prior to the Closing Date, and (4) any other claims by employees of RBSLC relating to or arising from their employment (or severance therefrom) by RBSLC. There are no collective bargaining agreements, or negotiations for the same, in existence which affect any of the Station's employees.




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            2.5. TAXES. Except as disclosed in SCHEDULE 2 annexed hereto,  RBSLC has duly and timely filed all required federal, state and local tax returns and paid all taxes, interest and penalties due, has sought and obtained extensions of time to file such and pay same within the time provided therefor, or is challenging such taxes in good faith in accordance with applicable procedures (and has in place adequate financial reserves to satisfy any adverse decision). Between the date hereof and the Closing Date, RBSLC shall duly and timely file all such required returns and pay all such taxes, interest and penalties or obtain such extensions within the time provided therefor, unless such taxes are being challenged in good faith in accordance with applicable procedures (and has in place adequate financial reserves to satisfy any adverse decision).


            2.6. CONTRACTS. SCHEDULE 3 hereto includes true copies of all written contracts and describes the material terms of all oral contracts (collectively, the "Contracts") to which RBSLC is a party as of the date of this Agreement. RBSLC has complied in all material respects with all Contracts and is not in default beyond any applicable grace periods under any of such Contracts. To the Members' knowledge, no other contracting party is in material default under any of the Contracts. All Contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as enforceability may be limited by laws affecting creditor rights or equitable principles generally.


            2.7. ENVIRONMENTAL. No Hazardous Waste, as defined under any Environmental Laws has been released, emitted or discharged or, to the Members' knowledge, is currently located in or on any asset owned or held by RBSLC or in, on or under the real property on which any of RBSLC assets are or will be situated in violation of any Environmental Laws. The construction of the Station is not in material violation of any Environmental Laws, including but not limited to FCC rules, policies and guidelines concerning RF radiation. Neither the Members nor RBSLC have received any notice, summons, citation, directive, letter or other communication, written or oral, from the United States, the State of Utah, or any other party concerning any intentional or unintentional action or omission on the part of RBSLC, the Members or any other party which resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leeching, dumping or disposing of Hazardous Waste on, above or under property owned or used by RBSLC.


            2.8. BALANCE SHEET. The Members have provided ACME with true copies of an unaudited balance sheet for RBSLC dated June 30, 1997 (the "Balance Sheet"). True copies of the Balance Sheet are attached as SCHEDULE 4 hereto. The Balance Sheet (1) has been compiled in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants consistently applied, (2) identifies all of RBSLC's material obligations and liabilities (contingent or matured), and (3) fairly reflects the financial position of RBSLC as of the date indicated.


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            2.9.  LITIGATION.  Neither the Members nor RBSLC have been operating under and is not subject to, or in default with respect to, any order, judgment, writ, injunction, or decree of any court or any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, foreign or domestic, which has had or could reasonably be expected to have a material adverse effect on the Station. Except for proceedings of general applicability to the broadcast industry, there is no Litigation pending by or against, or, to the best of the Members' knowledge, threatened against the RBSLC or the Members which relates to or affects the Station or which materially interferes or could reasonably be expected materially to interfere with (1) the Members' right, title to, or interest in the Membership Interest, (2) the construction or operation of the Station or (3) the Members' ability to transfer the Membership Interest to ACME free of such Litigation.


            2.10. COMPLIANCE WITH LAWS. Except as disclosed in SCHEDULE 5 annexed hereto, RBSLC is in material compliance with all applicable laws, rules, regulations, policies and orders of the federal, state, and local governments with respect to the Station. The construction of the Station will not violate any such laws, regulations, policies or orders in any material respect, and except for proceedings of general applicability to the broadcast industry, there is no investigation or proceeding regarding the foregoing which is currently pending or, to the Members' knowledge, threatened.


            2.11. NO DEFAULTS. Neither the execution and delivery by RBSLC or the Members of this Agreement nor the consummation by the Members of the transactions contemplated herein are events that, by themselves or with the giving of notice or the passage of time or both, constitute a material violation of or will conflict with or result in any material breach of or any default under (1) the terms, conditions, or provisions of any arbitration award, judgment, law, order, decree, writ, or regulation to which RBSLC or the Members are subject, (2) RBSLC's certificate, operating agreement or other organizational documents, or (3) any agreement or instrument to which the Members or RBSLC is a party or by which the Members or RBSLC is bound, or result in the creation of imposition of any lien, charge, or encumbrance on any asset owned or held by RBSLC or the Membership Interest.


            2.12. BROKERS. There is no broker or finder or other person who would, as a result of any agreement of or action taken by the Members, have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated herein (except CEA, Inc., whose fee will be paid by ACME).

            2.13. RBSLC AND THE MEMBERS ACTION. This Agreement has been duly and validly authorized, executed, and delivered by RBSLC and the Members and constitutes the valid and binding agreement of RBSLC and the Members, enforceable in accordance with and subject to its respective terms, except as enforceability may be limited by laws affecting the enforcement of creditor rights or equitable principles generally.


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            2.14.  LEASES.  Annexed  hereto  as  SCHEDULE  6 are all the  leases relating to real property (the "Real Estate Leases") to which RBSLC is a party. All of the Real Estate Leases have been complied with in all material respects by RBSLC, and no material default of RBSLC in respect to any duties or obligations required to be performed by RBSLC has occurred. All such leases are valid, binding, and enforceable in accordance with their respective terms. To the Members' knowledge, no other party to any of the Real Estate Leases is in default thereunder, except as enforceability may be limited by laws affecting the enforcement of creditor rights or equitable principles generally.


            2.15.  INSOLVENCY.  No  insolvency  proceedings  of  any  character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting RBSLC or the Members' is pending or, to the best of the Members' knowledge, threatened, and neither RBSLC nor the Members have made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.


            2.16. APPROVALS. No approval of any third party, governmental agency or court is required to be obtained by the Members with regard to the assignment of the Membership Interest except the approval by the FCC as provided herein.


            2.17. FAA APPROVAL. No approval or other action by the Federal Aviation Administration ("FAA") is required to complete construction of the Station.


            2.18. NO MATERIAL OMISSION. Neither RBSLC nor the Members have failed to disclose any material fact within their knowledge which would make any statement or representation in this Agreement inaccurate or misleading.


            2.19. ACQUISITION FOR OWN ACCOUNT. The Ownership Interest will be acquired for investment for each Member's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and neither Member has a present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Member further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Ownership Interest.

            2.20 DISCLOSURE OF INFORMATION. Each Member represents that he has received all the information he considers necessary or appropriate for deciding whether to acquire the Ownership Interest. Each Member further represents that he has had an opportunity to ask questions and receive answers from ACME regarding the terms and conditions of the transaction herein and the business, properties, prospects and financial condition of ACME.


            2.21 INVESTMENT EXPERIENCE. Each Member is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself,


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can  bear the  economic  risk of his  investment,  and has  such  knowledge  and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Ownership Interest.


            2.22. ACCREDITED INVESTOR. Each Member is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D under the Act, as presently in effect.


            2.23.  RESTRICTED  SECURITIES.  Each  Member  understands  that  the
Ownership Interest is characterized as a "restricted securities" under the federal securities laws inasmuch as it is being acquired from ACME in a transaction not involving a public offering and that under such laws and applicable regulations such Ownership Interest may be resold without registration under the Act only in certain limited circumstances. In this connection, each Member represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.


            2.24. RBSLC OPERATING AGREEMENT. RBSLC has provided ACME a true and complete copy of its operating agreement and all amendments thereto, if any (collectively, the "RBSLC Operating Agreement"), true copies of which are annexed hereto as EXHIBIT D. The transfer of the Membership Interest to ACME has been authorized by all required actions, corporate and otherwise, and when so transferred the Membership Interest will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the RBSLC Operating Agreement.


            2.25. RBSLC MEMBERSHIP INTERESTS. All of RBSLC's currently outstanding membership interests are set forth on SCHEDULE 7 annexed hereto. The option previously issued to Paxson Communications has expired without exercise. There are no options, warrants or other rights to acquire any interest in RBSLC or securities convertible into interests in RBSLC except pursuant to the Option Agreement.

               ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF ACME.

            ACME represents and warrants to RBSLC and the Members as to the truth of the following matters as of the date of this Agreement:

            3.1. STATUS. ATHU is a limited liability company duly organized, validly existing, and in good standing in the State of Utah, and has the power to enter into and consummate the transactions contemplated by this Agreement. ACME is a limited liability company, duly organized, validly existing, and in good standing in the State of Delaware, and has the power to enter into and consummate the transactions contemplated by this Agreement.

            3.2. COMPANY ACTION. All actions and proceedings necessary to be taken by or on the part of ACME in connection with the transactions contemplated by this Agreement and necessary to make the Agreement effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by ACME and constitutes the valid and binding agreement of ACME, enforceable in accordance with and subject to its terms, except as enforceability may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

            3.3. NO DEFAULTS. Neither the execution and delivery by ACME of this Agreement nor the consummation by ACME of the transactions contemplated herein are events that, by themselves or with the giving of notice or the passage of time or both, constitute a material violation of or will conflict with or result in any material breach of or any default under (a) the terms, conditions, or provisions of any arbitration award, judgment, law, order, decree, writ or regulation to which ACME is subject, (b) the certificate, operating agreement or other organizational documents of ACME, or (c) any agreement or instrument to which ACME is a party or by which it is bound.

            3.4. BROKERS. There is no broker or finder or other person who would, as a result of any agreement of or action taken by ACME, have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated herein (except CEA, Inc., whose fee will be paid by ACME).

            3.5. LITIGATION. There is no litigation, proceeding, or investigation of any nature pending or, to the best of ACME's knowledge, threatened against or affecting ACME that would affect ACME's ability to carry out the transactions contemplated herein.

            3.6. QUALIFICATION AS A BROADCAST OWNER. ACME knows of no fact, and will not act in such manner from and after the date hereof, that would, under the Act and the rules and policies of the FCC, disqualify ACME as an assignee of the Membership Interest.

            3.7.  NO  MATERIAL  OMISSION.  ACME has not failed to  disclose  any
material  fact  within  its   knowledge   which  would  make  any  statement  or
representation in this Agreement inaccurate or misleading.

            3.8. ACME OPERATING AGREEMENT. ACME has provided to the Members a true and complete copy of the ACME Operating Agreement, a true copy of which is annexed hereto as EXHIBIT E. The issuance of the Ownership Interest to the Members has been authorized by all required actions, corporate and otherwise, and when issued to the Members the Ownership Interest be duly and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the ACME Operating Agreement.

            3.9. ACME MEMBERSHIP INTERESTS. All of ACME's currently outstanding membership interests and the consideration received therefor are set forth on
SCHEDULE 8 annexed hereto. There are no options, warrants or other rights to acquire any interest in ACME or securities convertible into interests in ACME except as set forth on SCHEDULE 8 annexed hereto.

            3.10. ACME MANAGEMENT. ACME's managing members and other management and executive personnel are set forth on SCHEDULE 9 annexed hereto.

            3.11. COMPLIANCE WITH LAWS. ACME is in material compliance with all applicable laws, rules, regulations, policies and orders of all federal, state and local governments or agencies.

            3.12. APPROVALS. No approval of any third party, governmental agency or court is required to be obtained by ACME for the execution, delivery and performance of this agreement except for the approval by the FCC as provided herein.


                     ARTICLE 4. COVENANTS OF THE MEMBERS PENDING CLOSING.

            RBSLC and the Members covenant and agree that, from the date of this Agreement to and including the Closing Date, subject to the provisions of this Agreement and the MA they will take, or refrain from taking, the following actions:

            4.1. MAINTENANCE OF STATION. RBSLC and the Members shall continue to carry on the Station business in accordance with past practices (it being acknowledge that the Station has not yet been constructed) and keep its books of account, records, and files in the ordinary course of business and shall construct the Station in accordance with the terms of the CP and in material compliance with all applicable rules, regulations, policies and laws. To that end, the Members will cause RBSLC to (1) timely file with the FCC any and all reports, applications, and disclosures as may be required by the Act or FCC rules or policies; and (2) maintain in full force and effect through and including the Closing Date property damage, liability, and other insurance with respect to RBSLC's assets to cover contingencies that can reasonably be anticipated. Prior to the Closing, the Members will not, without the prior written consent of ACME, allow or cause RBSLC to:

                   4.1.1. sell, lease, transfer, or agree to sell, lease, or transfer any of RBSLC's assets without replacement thereof with an asset of equivalent kind, condition, and value, except that RBSLC may distribute to its members or otherwise dispose of cash and notes receivable from affiliated entities without replacement thereof;

                   4.1.2. enter into any collective bargaining agreement or written contract of employment, unless said contract is subject to cancellation upon thirty (30) days notice;

                   4.1.3. enter into any contract or agreement; or

                   4.1.4. make, allow, or consent to any material change in the Real Estate Leases or in any buildings, leasehold improvements, or fixtures used or useful in the construction or operation of the Station, except in order to effectuate the construction of the Station in accordance with the terms of the MA.

            4.2. ORGANIZATION, GOOD WILL, PROMOTION. Subject to the provisions of this Agreement, the Members will cause RBSLC to use its best efforts to preserve the business organization of the Station intact and shall cooperate with ACME to preserve the goodwill of the Station's suppliers, customers, and others having business relations with the Station.

            4.3. ACCESS TO FACILITIES, FILES, AND RECORDS. At the reasonable request of ACME, the Members shall give ACME and its representatives (1) reasonable access during normal business hours to all facilities, property, accounts, title papers, insurance policies, licenses and other authorizations, agreements, commitments, records, machinery, fixtures, furniture, and inventories related to the Station, and (2) all such other information concerning the affairs of RBSLC or the Station as ACME may reasonably request.

            4.4. REPRESENTATIONS AND WARRANTIES. The Members shall give notice to ACME promptly upon the occurrence of, or upon becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a material breach of any of the Members' representations or warranties in this Agreement.

            4.5. APPLICATION FOR FCC CONSENT. Within five (5) business days after execution of this Agreement, the Members shall prepare and file an appropriate application (the "Application") with the FCC requesting its written consent to the transaction contemplated by this Agreement. The Members shall diligently take, or cooperate in the taking of, all steps reasonably necessary and appropriate to expedite the preparation of the Application and its prosecution to a favorable conclusion. The Members will promptly provide ACME with a copy of any pleading, order, or other document served on it relating to the Application. The Members will use commercially reasonable efforts and otherwise cooperate with ACME in responding to any information requested by the FCC related to the Application, in making any amendment to this Agreement requested by the FCC which does not adversely affect the Members in a material manner, and in defending against any petition, complaint, or objection which may be filed against the Application. The FCC filing fees shall be paid by the Members.

            4.6.  NOTICE OF  PROCEEDINGS.  The Members will promptly (and in any event within five (5) business days) notify ACME upon becoming aware of any actual or threatened claim, dispute, arbitration, litigation, complaint, judgment, order, decree action or proceeding relating to the Members, RBSLC, the Station, or the consummation of this Agreement or any transaction contemplated herein.

            4.7. CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, the Members shall not disclose to third parties any information designated as confidential and received from ACME or its agents in the course of investigating, negotiating, and consummating the transactions contemplated by this Agreement: provided, that no information shall be deemed to be confidential that (1) becomes publicly known or available other than through disclosure by the Members; (2) is rightfully received by the Members from a third party; or (3) is independently developed by the Members. All originals of all material provided to the Members by ACME or its agents shall be returned to ACME and all copies thereof shall be destroyed.

            4.8. CONSUMMATION OF AGREEMENT. RBSLC and the Members shall fulfill and perform all conditions and obligations to be fulfilled and performed by RBSLC and the Members under this Agreement and make every reasonable effort to cause the transactions contemplated by this Agreement to be fully carried out.

            4.9. COMPLIANCE WITH LAW. The Members will comply and will cause RBSLC to comply in all material respects with all applicable federal, state and local laws, ordinances and regulations, including but not limited to the Act and the rules, regulations and policies of the FCC.

            4.10. PERFORMANCE UNDER CONTRACTS AND LEASES. The Members will cause RBSLC to perform in all material respects its obligations under, and keep in good standing, all Contracts and Real Estate Leases to which RBSLC is a party.

            4.11. PAYMENT OF LIABILITIES. At or prior to Closing, the Members will pay or otherwise discharge all liabilities reflected on the Balance Sheet.

            4.12. OPERATING AGREEMENT. Prior to Closing, the Members shall cause the RBSLC Operating Agreement to be amended, in a form reasonably satisfactory to ACME, to provide the following:

                   4.12.1 Distributions shall be made according to percentage interests, and allocations or profits and losses shall be made according to distributions, substantially as provided in the ACME Operating Agreement; and

                   4.12.2 The unanimous vote of all member's representatives on the Management Committee of RBSLC shall be required to increase any Member's Capital Commitment, request any additional Capital Contributions, issue additional Membership interests in RBSLC, make distributions other than to defray imputed tax liabilities of members, or pledge or compel a pledge of any member's membership interest.


                ARTICLE 5. COVENANTS OF ACME PENDING THE CLOSING.

            ACME covenants and agrees that, from the date of this Agreement to and including the Closing, it will take, or refrain from taking, the following actions:

            5.1. REPRESENTATION AND WARRANTIES. ACME shall give notice to the Members promptly (and in any event within five (5) business days) upon the occurrence of, or upon becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a material breach of any of the representations and warranties of ACME in this Agreement.

            5.2. APPLICATION FOR COMMISSION CONSENT. ACME will diligently take, or cooperate in the taking of, all steps necessary and appropriate to expedite the preparation of the Application and its prosecution to a favorable conclusion. ACME will promptly provide the Members with a copy of any pleading, order, or other document served on it relating to the Application. ACME will use commercially reasonable efforts and otherwise cooperate with the Members in responding to any information requested by the FCC related to the Application or this Agreement, in making any amendment to this Agreement requested by the FCC which does not adversely affect ACME in a material manner, and in defending against any petition, complaint, and other objection which may be filed against the Application.

            5.3. CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, ACME shall not disclose to third parties any information designated as confidential and received from the Members or its agents in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement: provided, however, that no information shall be deemed to be confidential that (1) becomes publicly known or available other than through disclosure by ACME; (2) is rightfully received by ACME from a third party; or (3) is independently developed by ACME. All originals of material provided by the Members to ACME or its agents shall be returned to the Members and all copies thereof destroyed.

            5.4. OFFERING MATERIALS. ACME will provide to the Members true and complete copies of all private placement memoranda and offering documents used by ACME in connection with any financings or securities offerings after the date hereof. Such materials and documents will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein or in this Agreement, in the light of the circumstances under which they were made, not misleading.

            5.5. CONSUMMATION OF AGREEMENT. ACME shall fulfill and perform in all material respects all conditions and obligations to be fulfilled and performed by ACME under this Agreement and make every reasonable effort to cause the transactions contemplated by this Agreement to be fully carried out.

            5.6.  NOTICE OF  PROCEEDINGS.  ACME will  promptly (and in any event within five (5) business days) notify the Members upon becoming aware of any actual or threatened claim, dispute, arbitration, litigation, complaint, judgment, order, decree, action or proceeding relating to ACME, or the consummation of this Agreement or any transaction contemplated herein.

                       ARTICLE 6. CONDITIONS PRECEDENT TO
                      OBLIGATIONS OF THE MEMBERS TO CLOSE.

            The obligation of the Members to consummate the transactions under this Agreement is subject to the fulfillment of the following conditions prior to or at the Closing:

            6.1.   REPRESENTATIONS, WARRANTIES, COVENANTS.

                   6.1.1. ACME'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of ACME contained in this Agreement shall have been true and accurate in all material respects as of the date when made and as of the Closing Date;

                   6.1.2. ACME'S PERFORMANCE UNDER AGREEMENT. ACME shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing;

                   6.1.3. ACME'S DELIVERIES. ACME shall have delivered to the Members a certificate executed by a managing member of ACME, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections
6.1.1. and 6.1.2 and any documents executed by ACME sufficient to convey the Ownership Interest to the Members upon the Members' satisfactions of their obligations under this Agreement.

            6.2.   PROCEEDINGS.

                   6.2.1. ABSENCE OF LITIGATION. No action or proceeding shall be pending or have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement that, in the reasonable opinion of the Members, may reasonably be expected to result in the issuance of a preliminary or permanent injunction against such consummation or otherwise result in a decision materially adverse to the Members.

                   6.2.2. NOTICE OF INVESTIGATION. Neither of the parties to this Agreement shall have received written notice from any governmental body of
(1) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement or (2) the actual commencement of such an investigation.

            6.3. FCC AND FTC APPROVAL. The FCC approval contemplated by this Agreement shall have been granted without any conditions materially adverse to Seller; and (in a case where filings are deemed necessary under the HSR Act), expiration or early termination of the waiting period under such Act has occurred.

            6.4. LEGAL OPINION. The Members shall have received an opinion from ACME's counsel in the form annexed hereto as EXHIBIT F.

            6.5. ISSUANCE OF INTERESTS. The Members shall have been issued the Ownership Interest.

            6.6. SIGNING OF MANAGEMENT AND OPTION AGREEMENTS. The MA and the Option Agreement referenced above shall be executed, and all payments and other performance due thereunder at execution shall be paid or performed, simultaneously with Closing hereof.

            6.7. No Material Adverse Change. Between the date of this Agreement and Closing, none of ACME's business, operations or financial condition shall have incurred or otherwise be subject to any material adverse change. For purposes hereof, a change shall be material and adverse only if it materially impairs the ability of ACME to carry out its business plan.


                       ARTICLE 7. CONDITIONS PRECEDENT TO
                          OBLIGATIONS OF ACME TO CLOSE.

            The obligation of ACME to consummate the transactions under this Agreement is subject to the fulfillment of the following conditions prior to or at the Closing:

            7.1.   REPRESENTATIONS, WARRANTIES, COVENANTS.

                   7.1.1. THE MEMBERS' REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of RBSLC and the Members contained in this Agreement shall have been true and accurate in all material respects as of the date when made and as of the Closing Date.

                   7.1.2 THE MEMBERS' PERFORMANCE UNDER AGREEMENT. RBSLC and the Members shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by them prior to or at the Closing.

                   7.1.3. THE MEMBERS' DELIVERIES. The Members shall have delivered to ACME (a) certificates executed by the Members, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections
7.1.1 and 7.1.2, and (b) documents executed by the Members sufficient to convey the Membership Interest to ACME upon ACME's satisfaction of its obligations underthis Agreement.

            7.2.   PROCEEDINGS.

                   7.2.1. ABSENCE OF LITIGATION. No action or proceeding shall be pending or have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this

Agreement that, in the reasonable opinion of ACME, may reasonably be expected to result in the issuance of a preliminary or permanent injunction against such consummation or otherwise result in a decision materially adverse to ACME.

                   7.2.2. ABSENCE OF INVESTIGATION. Neither of the parties to this Agreement shall have received written notice from any governmental body of
(1) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement or (2) the actual commencement of such an investigation.

            7.3. FCC AND FTC APPROVAL. The FCC approval contemplated by this Agreement shall have been granted without any conditions materially adverse to ACME and shall have become a Final Order: provided, that the ACME shall have the unilateral right to waive the requirement that the Order become a Final Order ; and (in a case where filings are deemed necessary under the HSR Act), expiration or early termination of the waiting period under such Act has occurred.

            7.4. LEGAL OPINION. ACME shall have received an opinion from the Members' counsel in the form annexed hereto as EXHIBIT G.

            7.5. ENVIRONMENTAL AUDITS. Within thirty (30) days of the execution of this Agreement, ACME may initiate, at ACME's expense, a Phase 1, and, if ACME deems it appropriate or necessary, a Phase 2 environmental audit of RBSLC's assets conducted by an environmental firm licensed in the State of Utah (the "Environmental Audits"). If the Environmental Audits reveal a condition of material non-compliance with any Environmental Law, then, in that event, RBSLC or the Members shall cure or remedy the condition of material non-compliance prior to Closing. If RBSLC or the Members are unwilling or unable to cure or remediate the condition of material non-compliance prior to Closing, then, in that event, ACME may elect to (1) accept the Ownership Interest and reduce the Purchase Price by an amount mutually agreed as sufficient to cure or remediate the material non-compliance or (2) terminate this Agreement upon twenty (20) days' prior written notice to the Members without further liability.

            7.6. MODIFICATION AND EXTENSION OF CP. The FCC shall grant RBSLC's pending application to modify the CP, and shall extend the expiration date of the CP to a date at least six (6) months after the date of the grant of such modification.

            7.7. BUILDING LEASES. The Members shall cause third parties which they control to execute leases in the form of EXHIBITS H AND I annexed hereto providing RBSLC with the right to lease premises for studio and transmission facilities.

            7.8. NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing, none of the Station's business, operations, or financial condition shall have incurred or otherwise be subject to a material adverse change.


            7.9. SIGNING OF MANAGEMENT AND OPTION AGREEMENTS. The MA and the Option Agreement referenced above shall be executed, and all payments and other performance due thereunder at execution shall be paid or performed, simultaneously with Closing hereof.


                           ARTICLE 8. INDEMNIFICATION.


            8.1. SURVIVAL. The several representations, warranties, covenants, and agreements of the Members and ACME contained in or made pursuant to this Agreement shall be deemed to have been made on and as of the Closing, shall survive the Closing, and shall remain operative and in full force and effect until the earlier of (1) twelve (12) months after the closing under the Purchase Agreement (as defined in the Option Agreement), and (2) thirty (30) months after issuance by the FCC of one or more licenses to cover the CP.


            8.2. INDEMNIFICATION OF ACME. The Members shall indemnify, defend, and hold ACME harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees ("Loss and Expense"), suffered, directly or indirectly, by ACME after the Closing Date by reason of, or arising out of, (1) any material breach of a representation or warranty made by RBSLC or the Members pursuant to this Agreement, or (2) any material failure by RBSLC or the Members to perform or fulfill any of its covenants or agreements set forth in this Agreement.


            8.3. INDEMNIFICATION OF THE MEMBERS. ACME shall indemnify, defend and hold the Members harmless from and against any and all Loss and Expense suffered, directly or indirectly, by the Members after the Closing Date by reason of, or arising out of, (1) any material breach of a representation or warranty made by ACME pursuant to this Agreement or (2) any material failure by ACME to perform or fulfill any of its covenants or agreements set forth in this Agreement.


     8.4. NOTICE OF CLAIM. If the Members or ACME believes that any Loss and Expense has been suffered or incurred, such party shall notify the other promptly in writing describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the parties intends to claim any liability or expense as Loss and Expense under this Article 8, such party shall promptly notify the indemnifying party of such action or suit. In no event, however, may the indemnifying party avoid or limit its obligations under this Article 8 by reason of delay unless such delay has materially prejudiced the indemnifying party, and then the indemnifying party's obligations shall be reduced only to the extent of such prejudice.

            8.5. DEFENSE OF THIRD PARTY CLAIMS. The indemnifying party under this Article 8 shall have the right to conduct and control, through counsel of that party's own choosing, any third party claim, action, or suit at the indemnifying party's sole cost and expense, but the indemnified party may, at that latter party's election, participate in the defense of any such claim, action, or suit at that party's sole cost and expense: provided, that if the indemnifying party shall fail to defend any such claim, action, or suit, then the indemnified party may defend, through counsel of that party's own choosing, such claim, action, or suit and settle such claim, action, or suit, and recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense; and provided further, that the indemnifying party shall be given at least (15) days prior notice of the terms of any proposed settlement thereof so that the indemnifying party may then undertake and/or resume the defense against the claim. The indemnifying party shall not compromise or settle any third party claim, action, or suit without the prior written consent of the indemnified party, which consent will not be unreasonably withheld or delayed: provided, that any such compromise or settlement shall include a release for the Indemnified Party of all liability with respect to the matter being compromised or settled.


            8.6. LIMITATIONS THRESHOLD. No party shall be required to indemnify any other party under this Article 8 unless written notice of a claim under this
Article 8 was received by the party within the pertinent survival period specified in Section 8.1. No party shall be required to indemnify any other party until the indemnified party's claims exceed $25,000 in the aggregate; provided, that in case such amount is exceeded, the indemnified party's rights hereunder shall include the right to recover such initial $25,000 of claims.


                            ARTICLE 9. MISCELLANEOUS.


            9.1. TERMINATION OF AGREEMENT. This Agreement may be terminated immediately on or prior to the Closing under one or more of the following circumstances:


                   9.1.1. by the mutual consent of the parties hereto;


                   9.1.2. by the Members so long as such party is not in material default hereunder, if any of the conditions provided in Article 6 hereof have not been met by the time required and have not been waived;

                   9.1.3. by ACME so long as such party is not in material default hereunder, if any of the conditions provided in Article 7 hereof have not been met by the time required and have not been waived; or


                   9.1.4.   by  any  party   hereto,   if  the  FCC  denies  the
Application.

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

                   9.1.5. by any party hereto if Closing has not occurred by close of business June 1, 1998, so long as such party is not in material default hereunder.


            9.2.   LIABILITIES UPON TERMINATION.


                   9.2.1. RBSLC AND THE MEMBERS' REMEDIES. If the parties hereto shall fail to consummate this Agreement on the Closing Date due to ACME's material breach of any representation, warranty, covenant or condition hereunder, and RBSLC and the Members are not at that time in breach of any material representation, warranty, covenant or condition hereunder, then RBSLC and the Members would suffer direct and substantial damages that cannot be determined with reasonable certainty. In view of the expense and loss which would be incurred by the Members in such event, RBSLC and the Members shall be entitled to retain the Escrow Deposit as liquidated damages and as their exclusive remedy.


                   9.2.2. ACME'S REMEDIES. If the parties hereto shall fail to consummate this Agreement on the Closing Date due to RBSLC's or the Members'
material breach of any representation, warranty, covenant or condition hereunder, and ACME is not at that time in material breach of any representation, warranty, covenant or condition hereunder, then ACME shall be entitled to specific performance of the terms of this Agreement and of the Members' obligation to consummate the transaction contemplated hereby. If any action is brought by ACME to enforce this Agreement by specific performance, RBSLC and the Members shall waive the defense that ACME has an adequate remedy at law.


                   9.2.3. NOTICE OF BREACH. In the event that any party to this Agreement believes that the other party is in material breach of its representations, warranties or obligations hereunder, such party shall give prompt written notice thereof, detailing the nature of the breach and the steps necessary to cure such breach. For purposes of this Agreement, no "breach" shall be deemed to have occurred hereunder unless the party alleged to be in breach has been afforded a cure period of at least twenty (20) business days following such notice within which to cure such breach.


                   9.2.4.     SURVIVAL    OF    CONFIDENTIALITY     OBLIGATIONS.
Notwithstanding any other provision of this Agreement, the provisions of Sections 4.7, and 5.3 shall survive any termination of this Agreement.

            9.3. EXPENSES. Except as otherwise provided herein, each party hereto shall be solely responsible for all fees and expenses each party incurs in connection with the transactions contemplated by this Agreement, including, without limitation, legal fees incurred in connection herewith: provided, that the FCC filing fees shall be paid by the Members.


            9.4. ASSIGNMENTS. The Members may not assign their rights or obligations under this Agreement without the prior written consent of ACME. ACME may assign its rights under this Agreement without the consent of the Members to any party which (1) is at least majority owned by ACME, or (2) controls ACME or (3) is controlled by the same parties who control ACME, provided, that such assignment shall not (1) unreasonably delay the grant by FCC of Consent as provided herein or (2) relieve ACME of any liability hereunder.


            9.5. FURTHER ASSURANCES. From time to time prior to, at and after the Closing, each party hereto will execute all such instruments and take all such actions any other party shall reasonably request in connection with effectuating the intent and purpose of this Agreement and all transactions contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered at the Closing.


            9.6. NOTICES. All notices, demands, waivers and other communications authorized or required by this Agreement shall be in writing, shall be delivered by personal delivery, by United States certified mail-return receipt requested (postage prepaid), or by overnight delivery service (charges prepaid), and shall be deemed to have been given or made when personally delivered, within five (5) days after being deposited in the mail, postage prepaid, or within one (1) day after being delivered to an overnight delivery service, charges prepaid. Notices shall be delivered to each party at the following addresses (or at such other address as any party may designate in writing to the other parties):


            9.6.1.    If to the Members --


                              Mr. Michael V. Roberts
                              c/o Roberts Broadcasting of Salt Lake City, L.L.C. Suite 300
                              1400 No. Kingshighway
                              St. Louis, MO  63113

                              with a copy to (but which shall not constitute notice to the Members):

                              Dow, Lohnes & Albertston, P.L.L.C.
                              1200 New Hampshire Avenue, NW
                              Washington, DC  20036
                              Attention: John R. Feore, Jr., Esquire

                              and


                              Armstrong, Teasdale, Schlafly & Davis
                              One Metropolitan Square, Suite 2600
                              St. Louis, MO 63102
                              Attention: Joseph S. von Kaenel, Esquire

                              If to ACME --

                              ACME Television Holdings, L.L.C.
                              7125 Bluffstream Ct.
                              Columbus, OH  43235
                              Attention: Douglas Gealy, President

                              with a copy to (but which shall not constitute notice to ACME):

                              Dickstein Shapiro Morin & Oshinsky L.L.P.
                              2101 L Street, N.W.
                              Washington, DC  20037
                              Attention: Lewis J. Paper, Esquire


            9.7. LAW GOVERNING. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware without regard to conflict of laws provisions.


            9.8. WAIVER OF PROVISIONS. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall not affect the exercise of a party's rights at a later date. No waiver by any party of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

            9.9. COUNTERPARTS. This Agreement may be executed in counterparts, and all counterparts so executed shall collectively constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.


            9.10. REIMBURSEMENT OF LEGAL EXPENSES. If a formal legal proceeding is instituted by a party to enforce that party's rights under this Agreement, the party prevailing in the proceeding shall be reimbursed by the other party for all reasonable costs incurred thereby, including but not limited to reasonable attorneys' fees.


            9.11. PUBLICITY. Except as required by applicable law or with the other party's express written consent, which shall not be unreasonably withheld, no party to this Agreement nor any affiliate of any party shall issue any press release or make any public statement (oral or written) regarding the transactions contemplated by this Agreement.

            9.12. ENTIRE AGREEMENT. This Agreement and the documents referenced herein constitute the entire agreement among the parties in respect to the subject matter hereof, supersedes and cancels any and all prior or contemporaneous agreements and understandings between them, and may not be amended except in a writing signed by the parties.


                        ARTICLE 10. RULES OF CONSTRUCTION


            10.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:


                   10.1.1."CLOSING"  shall have the  meaning  set out in Section
1.6.1 hereof.


                   10.1.2."CONTRACTS"  shall have the meaning set out in Section
2.6 hereof.


                   10.1.3."CP"  shall  have the  meaning  set out in  Recital  1 hereof.


                   10.1.4."ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 ET SEQ., the Substances Control Act, as amended, 15 U.S.C. 2601 ET SEQ., the Resource Conservation and Recovery Act of 1976, as amended, U.S.C. ss. 6901 ET SEQ., the Clean Water Act, as amended, 42 U.S.C. ss. 1251 ET SEQ., the Clean Air Act, as amended, 42 U.S.C. ss. 7401 ET SEQ., any other federal, state or local law relating to the environment, and any regulations or policies adopted pursuant to such laws.

                   10.1.5."ESCROW  DEPOSIT"  shall have the  meaning  set out in
Section 1.3 hereof.


                   10.1.6."FCC" means the Federal Communications Commission.


                   10.1.7."BALANCE  SHEET"  shall  have the  meaning  set out in
Section 2.8 hereof.


                   10.1.8."HAZARDOUS WASTE" means any hazardous or toxic waste, substance, material or pollutant.


                   10.1.9."IRS" means the Internal Revenue Service.


                   10.1.10"LITIGATION"   means  any   litigation,   arbitration,
dispute, proceeding or investigation.


                   10.1.11. "MA" shall have the meaning set out in Recital 5 hereof.


                   10.1.12. "MEMBERSHIP INTEREST" shall have the meaning set out in Recital 2 hereof.

                   10.1.13. "OPTION AGREEMENT" shall have the meaning set out in Recital 3 hereof.


                   10.1.14. "OWNERSHIP INTEREST" shall have the meaning set out in Section 1.2 hereof.


                   10.1.15. "PAYMENTS" means arrearages of wages or Trust or benefit payments.


                   10.1.16. "REAL ESTATE LEASES" shall have the meaning set out in Recital 1 hereof.


                   10.1.17. "STATION" shall have the meaning set out in Recital 1 hereof.


                   10.1.18. "TRUSTS" means pension, profit-sharing and savings plans and trusts, including without limitation, 401-K plans established by RBSLC for its employees.

                   10.1.19. OTHER DEFINITIONS. Other capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

            10.2. NUMBER AND GENDER. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.


            10.3. HEADINGS AND CROSS-REFERENCES. Headings of the sections have been included for convenience of reference only and shall in no way limit or affect the meaning or interpretation of the specific provisions of this Agreement. All cross-references to sections herein shall mean the section of this Agreement unless otherwise stated or clearly required by the context. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context. The term "including" means "including without limitation."


            10.4. COMPUTATION OF TIME. Whenever any time period provided for in this Agreement is measured in "business days," there shall be excluded from such time period each day that is a Saturday, Sunday, recognized federal legal holiday, or other day on which the FCC's offices are closed and are not reopened prior to 5:30 p.m. Washington, D.C. time. In all other cases all days shall be counted.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year written above.


The Members:

                      /s/Michael V. Roberts
                      --------------------------------------------
                      Michael V. Roberts, individually

                      /s/Steven C. Roberts
                      --------------------------------------------
                      Steven C. Roberts, individually

RBSLC:                ROBERTS BROADCASTING OF SALT LAKE CITY, L.L.C.


                      By:/s/Michael V. Roberts
                         --------------------------------------------
                       Michael V. Roberts, Managing Member



ACME:                 ACME TELEVISION HOLDINGS, L.L.C.


                      By:/s/Douglas E. Gealy
                         --------------------------------------------
                           Douglas E. Gealy, President

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrants.

     A copy of any omitted Exhibit or Schedule will be povided to the Securities and Exchange Commission upon request.

     Exhibit A  - OPTION AGREEMENT

     Exhibit B  - FORM OF PROMISSORY NOTE

     Exhibit C  - ESCROW AGREEMENT

     Exhibit D  - RBSLC OPERATING AGREEMENT

     Exhibit E  - ACME OPERATING AGREEMENT

     Exhibit F  - FORM OF OPINION OF ACME'S COUNSEL

     Exhibit G  - FORM OF OPINION OF MEMBER'S COUNSEL

     Exhibit H  - STUDIO LEASE

     Exhibit I  - TRANSMISSION FACILITY LEASE

     Schedule 1 - LICENSES AND PERMITS OF RBSLC

     Schedule 2 - UNFILLED OR UNPAID TAXES, ETC.

     Schedule 3 - MATERIAL CONTRACTS OF RBSLC

     Schedule 4 - BALANCE SHEET OF RBSLC

     Schedule 5 - MATERIAL BREACHES AND VIOLATIONS BY RBSLC

     Schedule 6 - REAL ESTATE LEASES OF RBSLC

     SCHEDULE 7 - Membership Interests of RBSLC

     Schedule 8 - MEMBERSHIP INTEREST, CONSIDERATION, OPTIONS ETC. OF ACME

     Schedule 9 - ACME MANAGING MEMBERS AND OTHER MANAGEMENT AND EXECUTIVE
                  PERSONNEL



                                       27